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                               AMENDMENT NUMBER 1
                                     TO THE
                                     BY-LAWS
                                       OF
                             THE CALDOR CORPORATION


Pursuant to the action of the Board of Directors of The Caldor Corporation (the "Corporation"), taken at the meeting of the Board of Directors on April 16, 1996, the By-Laws of the Corporation are hereby amended to delete Section 3(b) of Article III thereof inits entirely, and insert in place of such Section the following:

          "(b) PRESIDENT. The President shall, subject to the direction and under the supervision of the Board of Directors and any other officer selected by the Board of Directors to supervise the President, have such powers and perform such duties as generally pertain to the office of President, as well as such further powers and duties as may be prescribed by the Board of Directors."

Except as specifically amended hereby, in all other respects the By-Laws of the Corporation remain in full force and effect.




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                                     BY-LAWS

                                       OF

                                CAL HOLDINGS INC.

                            (A Delaware Corporation)

                                    ARTICLE I

                                  STOCKHOLDERS

         1. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to (i) notice of or to vote at any meeting of stockholders or any adjournment thereof, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting; (ii) consent to corporate action in writing without a meeting, the directors may fix a record date, which shall not be more than ten days after such resolution is adopted by the Board; or (iii) receive payment of any dividend or other distribution or allotment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock, or, for the purpose of any other lawful action, the directors may fix a record date which shall not be more than sixty days prior to such action. In no event shall the record date for any of the above purposes precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed, the record date for determining stock-holders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to consent to corporation action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation in the manner provided by the Delaware General Corporation Law (the "General Corporation Law") and if prior action is required, such record date shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action; and the record date for determining stockholders for any other purpose, including the purposes described in clause (iii) above, shall be at the close of business on the day on-which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         2. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to (i) an

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outstanding  share or shares of stock  and to a holder or  holders  of record of outstanding shares of stock when the Corporation has only one class of shares of stock outstanding and (ii) any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation or a resolution of the Board of Directors theretofore certified and effective pursuant to Section 151 of the General Corporation Law confers such rights when the Corporation has two or more classes or series of shares of stock outstanding or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

         3. STOCKHOLDER MEETINGS.

         - TIME. The annual meeting for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the date and at the time fixed, from time to time, by the directors. A special meeting for the transaction of such business as may properly come before the meeting shall be held on the date and at the time fixed by the directors.

         - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

         - CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

         - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is to be called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, the written notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the prescribed period for notice shall have been waived. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail directed to-the stockholder at his record address or at such other address which he may have furnished in writing to the Secretary of the Corporation. If a meeting is adjourned to another time, not more than

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thirty days from the date of such  adjournment,  and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him whether before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         - STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         - CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the following order of seniority, if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, any Vice-President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding at the meeting shall appoint a secretary of the meeting.

         - PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to parti cipate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent to corporate action in writing without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made

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irrevocable  regardless  of whether the interest  with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         - INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

         - QUORUM. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         - VOTING. Unless the Corporation's Certificate of Incorporation provides otherwise, each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes present in person or by proxy and entitled to vote on the election of directors shall elect. Any other action shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, except where the General Corporation Law, the Certificate of Incorporation or these ByLaws prescribe a different percentage of votes or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by written ballot.

         4. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its register office in the State of Delaware, its

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principal place of business,  or an officer or agent of the  Corporation  having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corpora tion's register office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest date a consent is delivered to the Corporation in the manner prescribed by the General Corporation Law, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner specified above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, or a citizen or resident of the United States or the State of Delaware. The Board of Directors shall initially consist of three persons; PROVIDED, HOWEVER, that the number of directors constituting the whole Board may be increased or decreased, from time to time, by action of the stockholders or of the Board.

         3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the Corporation's Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and thereafter until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called-for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director.


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         4. BOARD OF DIRECTORS MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix.

         - PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         - CALL. No call shall be required for regular meetings for which the time and place have been fixed special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman, if any, or the President, or any two directors in office.

         - NOTICE OR WAIVER OF NOTICE. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings not less than 48 hours in advance of the time set for such meeting. Notice need not be given --o any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time for the meeting stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         - QUORUM. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board, except that if the Board of Directors shall be fixed at one, one director shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.

         - ACTION. Except as otherwise provided herein, in the Corporation's Certificate of Incorporation or by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the directors present at a meeting at which a quorum is present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provision of the General Corporation Law or any other provision of these By-Laws governing a meeting of the Board held or action taken (i) to fill vacancies and newly created directorships in the Board or (ii) to consider a matter with regard to which one of the members of the Board is an interested director (as defined by the General Corporation Law).

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         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the
General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In so doing, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any subcommittee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         7. MEETINGS BY TELEPHONE. Any member or members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation by conference telephone shall constitute presence in person at the meeting.

         8. ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         1. ELECTION OF OFFICERS. All officers of the Corporation shall be chosen by the Board of Directors. The officers of the Corporation shall consist of the President, the Treasurer and the Secretary and, if deemed necessary, expedient or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, with such titles, as shall be designated by resolution of the Board of Directors electing them. Except as may otherwise be provided in the resolution of the Board of Directors electing him, no officer

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other  than the  Chairman  or  Vice-Chairman  of the  Board,  if any,  need be a director. Any number of offices may be held by the same person.

         2. TERM OF OFFICE. Unless otherwise provided in the resolution electing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and thereafter until his successor shall have been chosen and qualified or until his earlier resignation or removal. Any officer may be removed with or without cause by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

         3. DUTIES OF OFFICERS. All officers of the Corporation shall have such powers and authority and shall perform such duties in the management and operation of the Corporation as follows and, subject thereto, in the resolutions of the Board of Directors designating and choosing such officers or prescribing the powers, authority and duties of the various officers of the Corporation and, subject to the foregoing, such powers and duties as are customarily incident to their office:

         (a) CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time be assigned by the Board of Directors.

         (b) PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers, may appoint and remove assistant officers and other agents and employees and may execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations and instruments.

         (c) VICE-PRESIDENT. A Vice-President may execute and deliver in the NAME of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

         (d) TREASURER. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

         (e) SECRETARY. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.


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         (f) ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.


                                   ARTICLE IV

                         CERTIFICATES REPRESENTING STOCK

         1. CERTIFICATES REPRESENTING STOCK

         - SIGNATURES ON CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all the signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

         - REQUIRED STATEMENTS. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificate representing shares of any such class or series or of-any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         - REPLACEMENT OF CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the corporation may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to indemnify the Corporation against, or give the Corporation a bond sufficient in the Corporation's reasonable judgment to indemnify the

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Corporation  against,  any claim  that may be made  against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation, in each case to the extent of such fraction. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed or upon the request to transfer uncertificated shares and the payment of all taxes due thereon.


                                    ARTICLE V

                                 INDEMNIFICATION

         1. INDEMNIFICATION RESPECTING THIRD PARTY CLAIMS. The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or, if at a time when he was a director, officer, employee or agent of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, fiduciary, employee or agent (a

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"Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; PROVIDED, HOWEVER, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of NOLO CONTENDERS or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 of this Article V.

         2. INDEMNIFICATION RESPECTING DERIVATIVE CLAIMS. The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or, if at a time when he was a director, officer, employee or agent to the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and except to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this Section 2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2 against costs and expenses incurred in

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connection with any action or suit in the right of the Corporation  commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 of this Article V.

         3. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii) if such quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In the event a request for indemnification is made by any person referred to in Section 1 or Section 2 of this Article, the Corporation shall cause such determination to be made not later than 60 days after such request is made.

         4. RIGHT TO INDEMNIFICATION UPON SUCCESSFUL DEFENSE AND FOR SERVICE AS WITNESS. (a) Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

         (b) To the extent any person who is or was a director, officer, employment or agent of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative or investigative in nature) or in any investigation by the Corporation or the Board of Directors thereof or committee thereof or by any securities exchange on which securities of the Corporation are or were listed by reason of his services as a director, officer, employee or agent of the Corporation or as a Subsidiary Officer of any Affiliated Entity (other than in a suit commenced by such person), the Corporation shall indemnify such person against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith within 30 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs.

         5. ADVANCE OF EXPENSES. Expenses and costs incurred by any person referred to in Section 1 or Section 2 of this Article in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final

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disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article.

         6. INDEMNIFICATION NOT EXCLUSIVE. The provision of indemnification to, or the advancement of expenses and costs to, any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the Corporation and as to action to any other capacity while holding any such position.

         7. ACCRUAL OF CLAIMS;-SUCCESSORS. The indemnification provided or permitted under this Article shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification under this Article shall continue after he shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

         8. CORPORATE OBLIGATIONS; RELIANCE. This Article shall be deemed to create a binding obligation on the part of the Corporation to its current and former officers, directors, employees and agents and their heirs, distributees, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article, without giving notice thereof to the Corporation.

         9. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

         10. DEFINITIONS OF CERTAIN TERMS. (a) For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence had continued, would have been permitted under applicable law to indemnify its directors, officers, employees or agents, so that any person who is

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


or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (b) For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.


                                   ARTICLE VI

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.


                                  ARTICLE VIII

                              CONTROL OVER BY-LAWS

         The power to amend, alter or repeal the By-Laws and to adopt new By-Laws may be exercised by the Board of Directors or by action of the stockholders.




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